UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

Filed by the Registrant ☒	Filed by a Party Other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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ABM Industries Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend ABM Industries Incorporated’s (the “Company”) definitive proxy statement for its 2018 Annual Meeting of Shareholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on February 7, 2018. The Amendment supplements the disclosure included in the Proxy Statement relating to Proposal No. 3 to provide additional information regarding the eligible participants in the Company’s 2006 Equity Incentive Plan, as amended and restated (the “Plan”), and the basis for participation in the Plan.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

In connection with Proposal No. 3 (Approval of the Amended and Restated 2006 Equity Incentive Plan), the information set forth in the paragraph captioned “Eligible Participants” and the paragraph captioned “Administration” on page 51 of the Proxy Statement are each amended by replacing such paragraphs in their entirety with the paragraphs set forth below.

Eligible participants:	The classes of persons who are eligible to participate in the 2006 Equity Incentive Plan are all employees of the Company and its affiliates and the Company’s directors. We have nine independent directors. The number of eligible employees will vary from time to time based on the number and types of facility services contracts that are outstanding at a given time, and the needs of Company customers. We expect that as of March 7, 2018, our nine independent directors, our President and Chief Executive Officer, and approximately 130,000 to 140,000 employees of the Company and its affiliates will be eligible to receive awards under the 2006 Equity Incentive Plan.

Administration:

The Governance Committee will administer the 2006 Equity Incentive Plan with respect to non-employee directors. The Compensation Committee will administer the 2006 Equity Incentive Plan with respect to employees; provided, however, that the Board may delegate administration of the 2006 Equity Incentive Plan to an officer of the Company with respect to equity awards made under the 2006 Equity Incentive Plan to employees other than executive officers (who are subject to Section 16 of the Securities Exchange Act). The Board, the Compensation Committee, or a committee of the Board consisting of Board members who each qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act, or an officer to whom authority to administer the 2006 Equity Incentive Plan has been delegated, determines who will receive stock awards and the terms and conditions of such awards. Subject to the conditions and limitations of the 2006 Equity Incentive Plan, the administrator may modify, extend or renew outstanding stock awards, but a stock option or stock appreciation right may not be modified, extended or renewed beyond its 10-year maximum term.

The basis for participation in the 2006 Equity Incentive Plan is the determination of the Governance Committee, in its sole discretion, in the case of non-employee directors, or the Compensation Committee (or a person to whom such authority has been properly delegated under the terms of the 2006 Equity Incentive Plan), in its sole discretion, in the case of employees, that an award to an eligible director or employee, as the case may be, is appropriate. Subject to the terms of the 2006 Equity Incentive Plan, the Compensation Committee may determine, among other items: the selection of those employees to be granted awards under the 2006 Equity Incentive Plan out of those eligible for participation; the level of participation of each participant; when and how each award under the 2006 Equity Incentive Plan shall be granted; and what type or combination of types of awards shall be granted. The Governance Committee or the Compensation Committee (or the person to whom such authority has been properly delegated under the terms of the 2006 Equity Incentive Plan), as the case may be, considers the purposes of the 2006 Equity Incentive Plan as described herein in connection with its decision to grant an equity award.